INTERNATIONAL SPEEDWAY CORPORATION
                       1994 LONG-TERM INCENTIVE PLAN

     By action of its Board of Directors, International Speedway Corporation has established the following incentive compensation plan for specified key employees, to be known as the "International Speedway Corporation 1994 Long-Term Incentive Plan" and to be effective as of the Effective Date specified below. The purpose of this Plan is to attract and retain qualified and competent executives by providing significant opportunities for capital accumulation and to enhance the growth and profitability of International Speedway Corporation (the "Company") by focusing on long-term goals and creation of increases in shareholder value. Awards of restricted shares of Stock will be assigned to officers and key employees who are capable of having a significant impact on the performance of the Company.

ARTICLE I. DEFINITIONS.

For purposes of this Plan, the following terms or phrases shall have the indicated meanings.

1.1 Achieved Performance. The Achieved Performance shall be the corporate performance grade earned under the Company's annual incentive compensation plan.

1.2 Award Dates. The Award Dates shall be January 1, 1994 for Initial Awards and January 1, of 1995, 1996 and 1997 for Future Performance Awards.

1.3 Board.  The Board of Directors of the Company.

1.4 Company. International Speedway Corporation, a Florida corporation, its successors and assigns.

1.5 Effective Date. The Effective Date of this Plan, which shall be the date upon which this Plan was approved by the Board.

1.6 Fair Market Value. "Fair Market Value" shall mean (a) The closing price of a share of the Company's Stock on the principal exchange on which shares of the Company's Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding day during which a sale occurred; (b) if such Stock is not traded on an exchange, but is quoted on NASDAQ or a successor quotation system, (i) the last sales price (if the Stock is then listed as National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (c) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Board.

1.7 Participant. An employee or officer of the Company designated as a Participant in this Plan in accordance with Article II.

1.8 Corporate Performance Multipliers. The Corporate Performance Grade is the Achieved Performance goal at which all or a specified portion of a Participant's award shall be granted and is based upon the corporate performance grade earned under the Company's annual incentive compensation

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plan.  Because this is based on corporate Achieved Performance grades, all
Participants will participate at the same Performance Multiplier. The Corporate Performance Grades and related Performance Multipliers are as specified below:

                   Corporate
                  Performance      Performance
                     Grade         Multiplier
                  ___________      ___________
                       A              125%
                       B              100%
                       C               80%
                       D               50%
                      <D                0%


For performance between levels, the shares issued will be based on straight-line interpolation.

1.9 Plan. The International Speedway Corporation 1994 Long-Term Incentive Plan as described in this plan document.

1.10 Plan Administrator.  The Compensation Committee of the Board.

1.11 Stock. International Speedway Corporation common stock, $.10 par value per share.

1.12 Term or Term of the Plan. The period beginning on the Effective Date and ending thirty (30) days after the last Award Date.

1.13 Vesting Date.  The date upon which the restrictions contained in Section
3.6 lapse with respect to an award made in accordance with Sections 3.3 and 3.4, which shall be the date which is the third anniversary of the Award Date with respect to 50% of each award, and the fifth anniversary of the Award Date with respect to the other 50% of each award.

ARTICLE II. ELIGIBILITY.

2.1 Initial Participants. Upon the Effective Date, the Board designated and approved a list of Initial Participants. Such individuals will be considered Initial Participants for all purposes under this Plan, and shall receive an award pursuant to Section 3.3

2.2 Post-Effective Date Participants. The Plan Administrator, in its discretion, shall have the right to add Participants to this Plan at any time during the Term of the Plan.

ARTICLE III. INCENTIVE AWARDS.

3.1 Award Pool. The number of shares of Company Stock reserved for this Plan is fifty thousand (50,000).

3.2 Awards. The Plan Administrator shall determine an award opportunity for each Participant. The award opportunity for Initial Participants shall consist of Initial Awards and Future Performance Awards as described below. The award opportunity for Post-Effective Date Participants shall consist of only Future Performance Awards. The Plan Administrator shall consider a Participant's job position, responsibilities and salary in determining the amount of restricted shares in a Participant's award opportunity.

3.3 Initial Awards. Each Initial Participant shall receive an award of restricted Stock on the grant date of January 1, 1994. The size of this award was determined by the Plan Administrator based upon an analysis of competitive market practices and Company performance during Fiscal 1992 and 1993.

3.4 Future Performance Awards. Future awards of restricted Stock may be made to Participants on Future Award Dates based on Company performance, the judgment of the Plan Administrator and the continuance of the Plan. The number of shares of restricted Stock awarded to a Participant on a Future

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Award Date shall equal the annual Award Opportunity for that Participant (as specified by the Plan Administrator) multiplied by the Performance Multipliers specified in section 1.8. No awards may be made after the end of the Term of the Plan.

3.5 Delivery of Shares.

(a) Shares awarded pursuant to Sections 3.3 and 3.4 of this Plan shall be registered in the name of the affected Participant within sixty (60) days after the Award Date. Such shares shall, however be subject to the restrictions described in Sections 3.6 and 3.7 below until the Vesting Date for such shares, and the certificates evidencing the shares shall bear a legend noticing those restrictions either specifically or by reference to the provisions of this Plan. Such shares, when issued in accordance with this Plan, shall be deemed to be fully paid and nonassessable. Certificates representing such shares shall be held in the custody of the Company (or its designated agent) until the Vesting Date.

(b) Certificates representing awarded shares (without the legend described in Section 3.5(a)) which have vested pursuant to Sections 3.6 or 3.7 shall be delivered to the affected Participant within thirty (30) business days after the Vesting Date with respect to such shares.

3.6 Restrictions on Awarded Shares. Shares awarded pursuant to Sections 3.3 and 3.4 of this Plan will be subject to the following restrictions until their respective Vesting Dates:

(a) Subject to Section 3.7, if the Participant's employment with the Company is terminated for any reason prior to the Vesting Date for an award, the Participant shall forfeit all rights with respect to the shares included in that award, and the certificates evidencing such shares shall be null, void and of no effect as of the date his or her employment terminates. Such shares shall revert to the Company and shall be available for reissue as part of future awards under this Plan.

(b) Prior to the Vesting Date with respect to such shares, the shares shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party. Any shares of Stock accruing to awarded shares as a result of any adjustment under Section 3.11 or 3.12 will be subject to the same restrictions (and have the same Vesting Date) as the shares to which they accrue.

3.7 Special Vesting.

(a) Notwithstanding anything in Section 3.6 to the contrary, at the discretion of the Plan Administrator, awards which have not yet vested may not be forfeited upon termination of employment and may be allowed to otherwise vest upon the regular Vesting Date for those shares if a Participant terminates employment to accept other employment approved in advance by the Plan Administrator and the Board as in the best interests of the Company and remains in that approved employment until the regular Vesting Date.

(b) Notwithstanding anything in Section 3.6 to the contrary, at the discretion of the Plan Administrator, awards may vest upon:
     (i) The date a Participant terminates employment by approved normal retirement;
     (ii)  The date the Participant dies; or
     (iii) The date the Participant becomes totally disabled as determined by the Plan Administrator in its sole discretion.

(c) The dates specified in Section 3.7(b) shall be considered Vesting Dates for purposes of this Plan.

3.8 Ownership Rights. Except as provided in Section 3.6, Participants who hold shares of restricted Stock awarded pursuant to Sections 3.3 and 3.4 shall exercise all ownership rights (including, without limitation, the right to vote and the right to received dividends) with respect to such shares. Participants shall have the same rights with respect to any shares of Stock accruing to awarded shares as a result of any adjustment under Sections 3.11 and 3.12.

3.9 Company's Right of First Refusal. A Participant cannot make a valid transfer (as hereinafter defined) of any shares of Stock the restrictions upon which have lapsed, or any interest in such shares, unless such transfer is made in compliance with the following provisions:

(a) Before there can be a valid transfer of any shares or any interest therein, the record holder of the shares to be transferred (the "Offered Shares") shall give written notice (by registered or certified mail) to the Company of the desire to sell the shares. The date such notice is mailed shall be hereinafter referred to as the "Notice Date" and the record holder of the Offered Shares shall be hereinafter referred to as the "Offerer."

(b) For a period of ten (10) business days after the Notice Date, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at their Fair Market Value in accordance with the terms set forth in this Section 3.9. This right shall be exercisable by the Company by mailing (by registered or certified mail) written notice of exercise to the Offeror prior to the end of such ten (10) business day period.

(c) As used in this Section 3.9, the term "transfer" means any sale, encumbrance, pledge, or other form of disposition or transfer of shares of the Company's Stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution.

(d) Certificates of Stock evidencing shares of Stock shall bear an appropriate legend referring to the transfer restrictions imposed by this Section 3.9.

3.10 No Bar to Corporate Restructuring. The existence of this Plan or outstanding awards under this Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

3.11 Capital Readjustments/Share Allocation Modifications. The shares included in Participant awards granted under this Plan are shares of the Stock as constituted on the Effective Date of this Plan, but if, and whenever, after such Effective Date and prior to the earlier of the last day of the Term of this Plan or the delivery by the Company of all of the shares of Stock included in Participant awards, the Company shall effect:

(a) A change in the par value of its Stock;

(b) A change in the number of shares of Stock having par value into the same or a different number of shares without par value;

(c) A subdivision or consolidation of shares;

(d) Any other capital readjustment;

(e) The payment of a Stock dividend; or

(f) Any other increase or reduction of the number of shares of Stock outstanding; without the receipt of consideration by the Company, then

(aa) The Plan Administrator shall make concomitant adjustments in the maximum outstanding Participant awards specified in Section 3.2 as appropriate; and

(bb) In the event of no change in the number of shares outstanding in connection with a change in par value of the Stock or a change from par value to no par value, the shares resulting from any such change shall be deemed to be Stock under this Plan.

3.12 Mergers and Consolidations. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company (in a situation not covered under Section 3.11) or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction," and the Company (in the case of the recapitalization of the Common Stock) or such other corporation or entity (in the case of a merger, consolidation or such sale) being herein called the "Acquiring Company"), then as a condition of the consummation of the Transaction, lawful and adequate provision shall be made so that each Participant shall be entitled to receive, in lieu of the Shares which were awarded to such Participant and are still subject to the restrictions contained in Section 3.5 of this Plan on or prior to the consummation of the Transaction, the securities or other property to which each such Participant would have been entitled upon consummation of the Transaction if such Participant had been able to tender or otherwise transfer his or her shares without restriction. Any such securities or other property received as contemplated by this Section 3.12 shall be held by the Company or its successor (or an agent designated by the Company or such successor) until the restrictions as set forth in Section 3.6 of this Agreement shall have lapsed.

3.13 Legal Impediments to Implementation. Anything in this Plan to the contrary notwithstanding, if at any time specified herein for the award or delivery of restricted shares to Participants, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the Company or the Participant to take any action or refrain from action in connection therewith, then the award or delivery of such shares shall be deferred until such action shall have been taken or such restriction on action shall have been removed.

3.14 Fractional Shares. Notwithstanding anything in this Plan to the contrary, Participant awards and grants of restricted shares shall always be in whole number of shares. In the event any adjustment to a Participant award or the calculation of an award pursuant to this Plan would otherwise result in the creation of a fractional share interest, the affected Participant award or grant of restricted shares shall be rounded to the nearest whole share (with
0.5 share rounded to the next higher whole number).

ARTICLE IV. PLAN ADMINISTRATION.

4.1 Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board. Decisions and determinations by the Plan Administrator shall be final and binding upon all parties, including the Company, shareholders, Participants and other employees. The Plan Administrator shall have the authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Plan Administrator (and individual members thereof) shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith.

ARTICLE V. AMENDMENT AND PLAN TERMINATION.

5.1 The Board expressly reserves the right to amend or terminate the Plan at any time, provided however, that no amendment or termination shall have the effect of reducing the number of shares of Stock awarded to a Participant after an Award Date or otherwise changing the Plan provisions as they impact such previously awarded shares of Stock (except as may be required by law) without the written approval of the affected Participant(s).

ARTICLE VI. MISCELLANEOUS PROVISIONS.

6.1 Non-Transferability/Designation of Beneficiary.

(a) Except as provided in subparagraph (b), a Participant may not either voluntarily or involuntarily assign, anticipate, alienate, commute, pledge or encumber an award to which he or she is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

(b) Notwithstanding anything in subsection (a) to the contrary, a Participant must designate a person or persons to receive, in the event of his death, any right to which he would be entitled under the Plan. Such designation shall be made in writing, and filed with the Company. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. If a Participant fails to designate a beneficiary, then his or her estate shall be deemed to be his beneficiary.

6.2 Continued Employment. Although the Company intends that the awards under this Plan to be a term of employment and a part of each Participant's compensation and benefits package, nothing in the establishment of the Plan is to be construed as giving any Participant the right to be retained in the employment of the Company.

6.3 Awards Unfunded. The awards provided pursuant to this Plan (if any) shall be provided solely from the general assets of the Corporation. No trust or other funding device providing for the identification or segregation of assets to fund Plan awards has been established, nor is it the Company's intention to do so. Each Participant shall be a general and unsecured creditor of the Company with respect to any interest he or she may have under this Plan, provided that awards of Stock with respect to which certificates have been issued pursuant to Section 3.5 of this Plan shall be deemed the property of the Participant in whose name they are issued subject to the ownership restrictions described in Section 3.6 and the transfer restrictions described in Section 3.9. With respect to such Stock the Company shall be deemed a custodian.

6.4 Taxation of Awards. Awards under this Plan will be compensation subject to federal and state taxes in the calendar year in which they vest.

6.5 Retirement Plans and Welfare Benefit Plans. Except as otherwise specified in this Plan and the plan in question, awards will not be included as "compensation" for purposes of the Company's retirement plans (both qualified and non-qualified) or welfare benefit plans.

6.6 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Florida and, where applicable, federal law.

6.7 Severability. If any provision of this Plan should be held illegal or invalid for any reason, such determination shall not affect the provisions of this Plan, but instead the Plan shall be construed as if such provisions had never been included herein.

6.8 Headings. Headings contained in this Plan are for convenience only and shall in no event be construed as part of this Plan.

ARTICLE VII. EFFECTIVE DATE

7.1 Effective Date. This Plan shall become effective on the Effective Date as defined in Section 1.5.